EXHIBIT 4.1
                         PHARMACEUTICAL RESOURCES, INC.
                          2001 PERFORMANCE EQUITY PLAN
                         (AS AMENDED ON APRIL 26, 2002)

SECTION 1.   PURPOSE; DEFINITIONS.

      1.1. PURPOSE. The purpose of the Pharmaceutical Resources, Inc. (the "Company") 2001 Performance Equity Plan, as amended (the "Plan"), adopted for the term set forth in Section 9 hereof, is to enable the Company to offer to its key employees and to key employees of its subsidiaries, and independent agents and consultants of the Company and its subsidiaries, Stock Options in the Company, thereby enhancing its ability to attract, retain and reward such key employees and individuals, and to increase the mutuality of interests between those employees and individuals and the shareholders of the Company.

      The Plan was adopted by the Company's shareholders on July 12, 2001 and amended by the Company's Board of Directors on April 26, 2002 and subsequently adopted by the Company's shareholders on June 12, 2002. The Company previously adopted the 1990 Stock Incentive Plan, as amended, and the 2000 Performance Equity Plan (the "Prior Plans"). Awards granted under the Prior Plans prior to the effective date of this Plan ("Prior Awards") shall not be affected by the adoption of this Plan, and the Prior Plans shall remain in effect following the effective date to the extent necessary to administer the Prior Awards.

      1.2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth herein:

             (a) "Agents" means those persons who are not employees of the Company or any subsidiary, including independent agents and consultants.

             (b) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

             (c)    "Board" means the Board of Directors of the Company.

             (d) "Change of Control" means a change of control of the Company as defined in Section 6.2 hereof.

             (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes thereto.

             (f)    "Committee"   means  the   Compensation   and  Stock  Option
Committee of the Board or any other committee of the Board which the Board may designate.

             (g) "Common Stock" means the Common Stock of the Company, par value $.01 per share.
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             (h)    "Company"   means   Pharmaceutical   Resources,    Inc.,   a
corporation organized under the laws of the State of New Jersey, and any successor thereto.

             (i) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

             (j)    "Eligible Employee" means an eligible employee as defined in
Section 4.1 hereof.

             (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto.

             (l) "Exchange Act Holder" means such officer or director or over 10% beneficial owner of Common Stock subject to Section 16(b) of the Exchange Act.

             (m) "Fair Market Value," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock (as hereinafter defined) is listed on a national securities exchange or quoted on the NASDAQ National Market System, the closing price of the Common Stock on the last preceding day on which the Common Stock was traded, as reported on the composite tape or by NASDAQ/NMS System Statistics, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market System, but is traded in the over-the-counter market, the average of the bid and asked prices for the Common Stock on the last preceding day for which such quotations are reported by NASDAQ; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) hereof, such price as the Committee shall determine.

             (n) "Holder" means an Eligible Employee who has received an award under the Plan.

             (o) "Incentive Stock Option" means any Stock Option intended to be, and designated as, an "incentive stock option" within the meaning of Section 422 of the Code.

             (p) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

             (q)    "Plan"  means  this  Pharmaceutical   Resources,  Inc.  2001
Performance Equity Plan, as hereinafter amended from time to time.

             (r) "Prior Awards" and "Prior Plans" shall have the respective meanings given to those terms in Section 1.1.

             (s) "Stock Option" or "Option" means any Non-Qualified Stock Option or Incentive Stock Option to purchase shares of Common Stock which is awarded pursuant to the Plan.

             (t)    "Subsidiary"   means  any   present  or  future   subsidiary
corporation of the Company, as such term is defined in Section 424(f) of the Code.

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SECTION 2.   ADMINISTRATION.

      2.1. COMMITTEE MEMBERSHIP. The Plan shall be administered by the Committee, the membership of which shall be at all times constituted so as to not adversely affect the compliance of awards under the Plan with the requirements of Rule 16b-3 under the Exchange Act, Section 162(m) of the Code, or with the requirements of any other applicable law, rule or regulation.

      2.2. POWERS OF COMMITTEE. The Committee shall have full authority to award Stock Options pursuant to the terms of the Plan, to Eligible Employees described under Section 4 hereof. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

             (a) to select the Eligible Employees to whom Stock Options may from time to time be awarded hereunder;

             (b) to determine the Incentive Stock Options and Non-Qualified Stock Options, if any, to be awarded hereunder to one or more Eligible Employees;

             (c) to determine the number of shares to be covered by each award granted hereunder;

             (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award hereunder (including, but not limited to, share price, any restrictions or limitations, and any vesting, settlement, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

             (e) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder; and

             (f) to determine the terms and conditions under which awards hereunder are to operate in conjunction with or apart from other equity awarded, and cash awards made by the Company or any Subsidiary outside of this Plan.

      2.3. INTERPRETATION OF PLAN. Subject to Section 8 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.

      Notwithstanding any provision in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of

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the  Holder(s)  affected,  to disqualify  any Incentive  Stock Option under such
Section 422. Subject to Section 7 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and the Holders.

SECTION 3.   COMMON STOCK SUBJECT TO PLAN.

      3.1. NUMBER OF SHARES. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 4,000,000 shares. In addition, Common Stock covered by any unexercised portions of terminated Options or Prior Awards (including canceled Options or Prior Awards), or Prior Awards which are otherwise surrendered by the Holder may again be subject to new awards under this Plan. The number of shares of Common Stock deemed to be issued under the Plan upon the exercise of an Option in the nature of a stock purchase right shall be reduced by the number of shares of Common Stock surrendered by the Holder in payment of the exercise or purchase price of the award and withholding taxes thereon.

      3.2. CHARACTER OF SHARES. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      3.3. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC. In the event of any acquisition, merger, reorganization, consolidation, recapitalization, dividend (other than a dividend or its equivalent which is credited to a Holder or a regular cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Common Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the maximum number of shares with respect to which awards may be granted to any employee in any year, in the number and exercise price of shares subject to outstanding Options, as may be determined to be appropriate by the Committee in order to prevent the dilution or enlargement of each Holder's rights, provided that the number of shares subject to any award shall always be a whole number.

      3.4. MAXIMUM AMOUNT OF STOCK OPTION GRANTS. The Company may not grant Stock Options covering more than 600,000 shares of Common Stock to any Eligible Employee during the term of the Plan (as adopted by the Company's Board of Directors in September 2002).

SECTION 4.   ELIGIBILITY.

      4.1. GENERAL. Awards under the Plan may be made to (i) officers and other key employees of the Company or any Subsidiary (including officers and key employees serving as directors of the Company) who are at the time of the grant of an award under this Plan regularly employed by the Company or any Subsidiary;
(ii) prospective employees of the Company or its Subsidiaries; and (iii) Agents of the Company ((i), (ii) and (iii) collectively, "Eligible Employees"). The exercise of any Stock Option and the vesting of any award hereunder granted to a prospective employee shall be conditioned upon such person becoming an employee of the Company or a Subsidiary. The term "prospective employee" shall mean any person who holds an outstanding offer of regular employment on specific terms from the Company or a Subsidiary.

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SECTION 5.   STOCK OPTIONS.

      5.1. GRANT AND EXERCISE. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, as the Committee may from time to time approve. The Committee shall have the authority to grant to any Holder hereof Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option (or portion thereof) does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

      5.2. TERMS AND CONDITIONS. Stock Options granted under the Plan shall be subject to the following terms and conditions:

             (a) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but except as otherwise provided in Section 5.3 in the case of Options granted to replace stock options issued by acquired companies, shall be not less than 100% of the Fair Market Value of the Common Stock at the time of grant (110%, in the case of an Incentive Stock Option granted to a Holder ("10% Shareholder") who, at the time of grant, beneficially owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent (if any) or subsidiary corporations, as those terms are defined in Sections 424(e) and (f) of the Code).

             (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date on which the Option is granted.

             (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

             (d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, unless otherwise provided in the Agreement, in whole shares of Common Stock which are already owned, by the Holder of the Stock Option or, unless otherwise provided in the Stock Option Agreement, partly in cash and partly in such Common Stock. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; PROVIDED, HOWEVER, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which a Stock Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Common Stock (which shall be valued at the Fair Market Value of a share of Common Stock on the date of exercise) shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Committee,

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free of any liens or  encumbrances.  Payment may also be made, in the discretion of the Company, and subject to certain securities laws, by the delivery (including, without limitation, by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price. Except as otherwise expressly provided in this Plan or in the Agreement, no Stock Option granted to an Eligible Employee may be exercised at any time unless the Holder thereof is then an employee of the Company or of a Subsidiary. The Holder of a Stock Option shall have none of the rights of a shareholder with respect to the shares subject to the Stock Option until such shares shall be transferred to the Holder upon the exercise of the Stock Option.

             (e) Buyout and Settlement Provisions. The Committee may at any time offer to buy out for cash or otherwise settle a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

      5.3. AWARDS FOR ACQUIRED COMPANIES. After any merger, consolidation, reorganization, stock or asset purchase or similar transaction in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant Options under the provisions of the Plan, pursuant to Section 424 of the Code or as is otherwise permitted under the Code, in full or partial replacement of or substitution for stock options granted under a plan of another party to the transaction whose shares of stock subject to the old options may no longer be issued following the transaction. The manner of application of the foregoing provisions to such options and any appropriate adjustments in the terms of such awards shall be determined by the Company in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any awards. The foregoing shall not be deemed to preclude the Company from assuming or substituting for stock options of acquired companies other than pursuant to this Plan.

SECTION 6.   ACCELERATION.

      6.1. ACCELERATION UPON CHANGE OF CONTROL. Unless the award Agreement provides otherwise or unless the Holder waives the application of this Section
6.1 prior to a Change of Control (as hereinafter defined), in the event of a Change of Control, each outstanding Stock Option granted under the Plan shall immediately become exercisable in full notwithstanding the vesting or exercise provisions contained in the Agreement.

      6.2. CHANGE OF CONTROL DEFINED. A "Change of Control" shall be deemed to have occurred upon any of the following events:

             (a) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 20% of the then outstanding shares of the Company's capital stock entitled to vote generally in the election of directors of the Company; or

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             (b)    the commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence, a tender or exchange offer subject to Section 14(d)(1) of the Exchange Act for any class of the Company's capital stock; or

             (c) the shareholders of the Company approve (A) a definitive agreement for the merger or other business combination of the Company with or into another corporation pursuant to which the shareholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company, or (C) any plan or proposal for the liquidation or dissolution of the Company;

             PROVIDED, HOWEVER, that a "Change of Control" shall not be deemed to have taken place if (A) beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Company, any profit-sharing, employee ownership or other employee benefit plan of the Company, any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities, or (B) there is an increase by Lipha Americas, Inc. or its affiliates, in its stock ownership in the Company provided that after such increase, the Company is still a publicly owned corporation listed on a national securities exchange or quoted on the NASDAQ National Market System.

             (d) In the event of a "Change of Control" as defined in Subsection (a) above, all outstanding Stock Options, shall become exercisable in full, whether or not otherwise exercisable at such time, and any such Stock Option shall remain exercisable in full thereafter until it expires pursuant to its terms, unless the provisions of this Section 6 are suspended or terminated by an affirmative vote of a majority of the Board.

      6.3. GENERAL WAIVER BY COMMITTEE. The Committee may, after grant of an award, accelerate the vesting of all or any part of any Stock Option and/or waive any limitations or restrictions, if any, for all or any part of an award.

      6.4.   ACCELERATION  UPON  TERMINATION  OF  EMPLOYMENT.  In the  case of a
Holder whose employment with the Company or a Subsidiary is involuntarily terminated for any reason (other than for cause), the Committee may accelerate the vesting of all or any part of any award and/or waive in whole or in part any or all of the remaining limitations or restrictions imposed hereunder or pursuant to the Agreement.

SECTION 7.   FORFEITURE PROVISIONS FOLLOWING A TERMINATION OF EMPLOYMENT.

      7.1. This Section 7.1 shall apply to all awards granted under this Plan except to the extent that the applicable award agreement provides otherwise. Notwithstanding any provision in this Plan to the contrary, in any instance where the rights of the Holder of an award granted under the Plan extend past the date of termination of the Holder's employment, all of such rights shall immediately and automatically terminate and be forfeited if, in the determination of the Committee, the Holder at any time during a twenty-four month period following his or her termination of employment, directly or

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indirectly,  either  (i)  personally  or (ii) as an  employee,  agent,  partner, shareholder, officer or director of, consultant to, or otherwise of any entity or person engaged in any business in which the Company or any Subsidiary is engaged, or is actively proposing to engage at the time of such termination of employment, engages in conduct that breaches his or her duty of loyalty to the Company or any Subsidiary or that is in material competition with the Company or any Subsidiary or is materially injurious to the Company or any Subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to: (i) disclosing or using any confidential information pertaining to the Company or any Subsidiary; (ii) any attempt, directly or indirectly, to induce any employee of the Company or any Subsidiary to be employed or perform services elsewhere;
(iii) any attempt, directly or indirectly, to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any Subsidiary; or (iv) disparaging the Company or any Subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act falls within the scope of activities contemplated by this Section shall be made by the Committee, in its discretion, and shall be final and binding upon the Holder. A determination that any particular conduct, action or failure falls outside the scope of activities contemplated by this Section shall not imply that, or be determinative of whether, such conduct, action or failure is otherwise lawful or appropriate. For purposes of this paragraph, a Holder shall not be deemed to be a shareholder of a competing entity if the Holder's record and beneficial ownership of equity securities of said entity amount to not more than one percent (1%) of the outstanding equity
securities  of  any  company   subject  to  the  periodic  and  other  reporting
requirements of the Exchange Act. In the event the existence of any circumstance which would trigger the forfeiture of an award pursuant to this Section 7.1 but for the fact that said award has previously been converted into or exercised for other securities of the Company (e.g., upon the exercise of stock options), or converted into cash or other property (e.g., upon the sale by or for the account of the Holder of Common Stock acquired by him or her upon the exercise of Stock Options), whether before or after the termination of employment, then, in such event, said securities, or cash or other property, as the case may be, shall be deemed to be held in trust for the Company and shall be promptly paid over to the Company upon demand (net of any amounts that may have been theretofore actually paid by the Holder to the Company in respect thereof (e.g., as the cash exercise price of a warrant). By virtue of his or her acceptance of the award under the Plan to which this Agreement relates, the Holder shall be irrevocable deemed to have agreed to be bound by the provisions of this Section 7.1. The Holder further recognizes that (i) the Company would be irreparably injured in the event of a breach by the Employee of any of his obligations under this
Section 7; (ii) monetary damages would not be an adequate remedy for any such breach; and (iii) the Company shall be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach.

SECTION 8.   AMENDMENTS AND TERMINATION.

      8.1. AMENDMENTS TO PLAN. The Board may at any time, and from time to time, amend any of the provisions of the Plan, and may at any time suspend or terminate the Plan; provided, however, that no such amendment shall be effective unless and until it has been duly approved by the shareholders of the requisite number of outstanding shares of Common Stock if (a) it increases the aggregate number of shares of Common Stock which are available pursuant to the Plan (except as provided in Section 3 hereof) or (b) the failure to obtain such

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approval would adversely affect the compliance of the Plan with the requirements of any applicable law, rule or regulation.

      8.2. AMENDMENTS TO INDIVIDUAL AWARDS. The Committee may amend the terms of any award granted under the Plan; provided, however, that subject to Section 3 hereof, no such amendment may be made by the Committee which in any material respect impairs the rights of the Holder without the Holder's consent.

SECTION 9.   TERM OF PLAN.

      9.1. EFFECTIVE DATE. The Plan shall be effective upon approval of the shareholders of the Company.

      9.2. TERMINATION DATE. No award shall be granted pursuant to the Plan on or after the tenth anniversary of its effective date, but awards granted prior to or on such date may extend beyond that date. The Plan shall terminate at such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding.

SECTION 10.  GENERAL PROVISIONS.

      10.1. INVESTMENT REPRESENTATIONS. The Committee may require each person acquiring shares of Common Stock pursuant to an award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

      10.2. ADDITIONAL INCENTIVE ARRANGEMENTS. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

      10.3. NO RIGHT OF EMPLOYMENT. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

      10.4. WITHHOLDING TAXES. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for federal income tax purposes with respect to any award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct

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any such taxes from any payment of any kind otherwise due to the Holder from the
Company or any Subsidiary.

      10.5. GOVERNING LAW. To the extent not preempted by the laws of the United States, the laws of the State of New Jersey, without reference to conflict of laws provisions, shall be the controlling law in all matters relating to the Plan and all awards made and actions taken thereunder.

      10.6. OTHER BENEFIT PLANS. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

      10.7. EMPLOYEE STATUS. A leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Any awards granted under the Plan to an employee shall not be affected by any change of employment, so long as the Holder continues to be an employee of the Company or any Subsidiary.

      10.8. NON-TRANSFERABILITY. Other than the transfer of a Stock Option by will, by the laws of descent and distribution, or pursuant to the express provisions of the applicable Agreement, no award under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit. Except as expressly provided in any applicable Agreement, any Stock Option or other award granted under this Plan shall be only exercisable during the lifetime of the Holder by the Holder or by his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Holder, to trusts or partnerships for such family members, or to such other parties as the Committee may approve (as evidenced by the applicable award agreement or an amendment thereto), and the Company may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

      10.9. APPLICABLE LAWS. The obligations of the Company with respect to all awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed or the NASDAQ National Market System if the Common Stock is designated for quotation thereon.

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

      10.10. CONFLICTS. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 under the Exchange Act, or with the requirements of any other applicable law, rule or regulation, and/or with respect to Incentive Stock Options, Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3, and/or with respect to Incentive Stock Options,
Section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

      10.11. WRITTEN AGREEMENTS. Each award granted under the Plan shall be confirmed by, and shall be subject to, the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 60 days after the Agreement has been delivered to the Holder for his or her execution.

      10.12. COMMON STOCK CERTIFICATES. Notwithstanding anything to the contrary contained herein, whenever certificates representing shares of Common Stock subject to an award are required to be delivered pursuant to the terms of the Plan, the Company may in lieu of such delivery requirement comply with the provisions of Section 14A:7-11 of the New Jersey Business Corporation Act. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      10.13. UNFUNDED STATUS OF PLAN. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

      10.14. CERTAIN MERGERS. If in connection with a merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company ("Merger") in which the Company is not the surviving corporation or pursuant to which a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, or converted into, or otherwise become shares of another corporation, the surviving, continuing, successor or purchasing corporation, as the case may be (the "Acquiring Corporation"), does not assume the Company's rights and obligations under outstanding award agreements or substitute awards in respect of the Acquiring Corporation's stock for outstanding awards, the Board shall provide prior to the Merger that any unexercisable and/or unvested portion of the outstanding awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines. The exercise and/or vesting of any award that was permissible solely by reason of this Section 10.14

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shall be conditioned upon the  consummation of the Merger.  Any awards which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

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